Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CA, February 1, 2005                                                                         Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $43.7 million, or $1.83 per share, for the fourth quarter of 2004 compared to net income of $20.8 million, or $0.92 per share, for the fourth quarter of 2003.  Net income includes realized gains on investments after tax of $16.7 million, or $0.68 per share, in the fourth quarter of 2004 compared to $3.1 million, or $0.13 per share, in the fourth quarter of 2003.

Net income for the year ended December 31, 2004 was $119.0 million, or $5.07 per share, compared to net income for the year ended December 31, 2003 of $67.0 million, or $3.11 per share.  Net income includes realized gains on investments after tax of $24.7 million, or $1.01 per share, in the year ended December 31, 2004 compared to $12.6 million, or $0.55 per share, in the year ended December 31, 2003.

Income (loss) from the workers’ compensation and reinsurance segments were as follows:

(Dollars in Thousands)	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Income (Loss) Before Tax From (1):
Workers’ Compensation Segment	$32,656	$12,874	$104,098	$29,260
Reinsurance Segment (2)	(672)	2,628	(11,956)	9,562

(1)                        Income or loss from the workers’ compensation and reinsurance segments does not include any investment income, as described in the supplemental financial information contained in this press release.

(2)                        The loss from the reinsurance segment in 2004 includes catastrophe losses before tax of $2.6 million and $21.1 million for the quarter and year ended December 31, 2004, respectively.

Workers’ compensation net premiums earned increased approximately 20% and 27% in the fourth quarter and year ended December 31, 2004, respectively, compared to the corresponding periods of 2003.  In California, workers’ compensation net premiums earned increased approximately 22% and 36% in the fourth quarter and year ended December 31, 2004, respectively, compared to the corresponding periods of 2003.

Continued

The combined ratio for the workers’ compensation segment for the year ended December 31, 2004 was 88.5% compared to 95.9% for the year ended December 31, 2003.  The combined ratio for the reinsurance segment for the year ended December 31, 2004 was 128.2% compared to 84.3% for the year ended December 31, 2003.

Consolidated net cash flow from operating activities was $345.9 million for the year ended December 31, 2004 compared to $283.8 million for the year ended December 31, 2003.  Consolidated stockholders’ equity per share at December 31, 2004, September 30, 2004, June 30, 2004, March 31, 2004 and December 31, 2003 was $25.92, $23.82, $21.81, $22.05 and $20.27, respectively.  Return on average equity in the year ended December 31, 2004 was 27.2% compared to 18.8% in the corresponding period of 2003.

Commenting on the results, Stanley R. Zax, Chairman & President, said: “2004 net income reflects the continued growth and improved profitability in our workers’ compensation segment and substantial realized gains from investments offset, in part, by reinsurance losses due to the Florida hurricanes. We begin 2005 financially strong and optimistic about continuing to grow premiums and profitability.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; and (8) other risks detailed herein and from time to time in Zenith’s other reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
(In thousands, except per share)	2004	2003	2004	2003

TOTAL REVENUES	$292,347	$233,219	$1,044,880	$849,335

SELECTED INCOME DATA:
Net Investment Income after Tax	$12,245	$9,669	$42,265	$37,966
Realized Gains on Investments after Tax	16,691	3,118	24,726	12,631
Income from Investment Segment after Tax	$28,936	$12,787	$66,991	$50,597

Income from Continuing Operations after Tax	$43,700	$19,646	$117,714	$65,846
Gain on Sale of Discontinued Real Estate Segment after Tax (1)		1,154	1,286	1,154
Net Income	$43,700	$20,800	$119,000	$67,000

INCOME FROM CONTINUING OPERATIONS
PER COMMON SHARE:
Basic	$2.27	$1.04	$6.14	$3.50
Diluted (2)	1.83	0.87	5.02	3.06

NET INCOME PER COMMON SHARE (1):
Basic	$2.27	$1.10	$6.21	$3.56
Diluted (2)	1.83	0.92	5.07	3.11

STOCKHOLDERS’ EQUITY:

Stockholders’ Equity			$502,147	$383,246

Stockholders’ Equity per Share			25.92	20.27

Number of Common Shares:

Outstanding			19,371	18,910
Weighted Average for the Period - Basic	19,234	18,881	19,158	18,806
Weighted Average for the Period - Diluted (2)	24,546	24,090	24,464	22,837

(1)          In 2002, we sold our home-building business and related real estate assets.  We recorded additional sales proceeds of $2.0 million before tax ($1.3 million after tax) in 2004 and $1.8 million before tax ($1.2 million after tax) in 2003 under the earn-out provision of the sale.

(2)          Diluted average outstanding shares for the three months ended December 31, 2004 and 2003 and the year ended December 31, 2004 include an additional 5.0 million shares that could be issued in connection with our 5.75% Convertible Senior Notes due 2023 (the “Convertible Notes”).  After tax interest expense of $1.3 million and $5.1 million for the three months and year ended December 31, 2004, respectively, and $1.3 million for the three months ended December 31, 2003 related to the Convertible Notes is added back to earnings in computing diluted earnings per common share.  Diluted average shares outstanding and diluted earnings per common share in the year ended December 31, 2003 have been restated in accordance with recently issued accounting guidance.  Accordingly, 3.9 million shares associated with the Convertible Notes are included in diluted outstanding shares and the computation of diluted earnings per share in the year ended December 31, 2003, and after tax interest expense of $3.9 million is added back in the computation.  We previously reported diluted average outstanding shares of 20,183, income from continuing operations per diluted share of $3.33 and net income per diluted share of $3.38 for the year ended December 31, 2003.

	Years Ended Dec. 31,
(In thousands)	2004	2003
REVENUES:
Net Premiums Earned (1)	$944,425	$773,799
Net Investment Income (2)	61,876	56,103
Realized Gains on Investments	38,579	19,433
Total Revenues	$1,044,880	$849,335

RESULTS OF OPERATIONS BY SEGMENT (3):
Net Investment Income (2)	$61,876	$56,103
Realized Gains on Investments	38,579	19,433
Income from Investments Segment	100,455	75,536
Workers’ Compensation Segment	104,098	29,260
Reinsurance Segment (4)	(11,956)	9,562
Parent Segment (5)	(19,051)	(17,694)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	173,546	96,664
Income Tax Expense (6)	57,213	33,664
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	116,333	63,000
Equity in Earnings of Investee after Tax (7)	1,381	2,846
Income from Continuing Operations after Tax	117,714	65,846
Gain on Sale of Discontinued Real Estate Segment after Tax (8)	1,286	1,154
NET INCOME	$119,000	$67,000

(1)          Net premiums earned in 2004 and 2003 are net of $98.7 million and $78.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement.

(2)          2004 includes $2.7 million before tax ($1.8 million after tax, or $0.07 per share) of contingent interest income on a mortgage loan.

(3)          See Supplemental Financial Information for a description of segment results.

(4)          2004 includes catastrophe losses of $21.1 million before tax ($13.7 million after tax, or $0.56 per share).

(5)          Includes interest expense before tax of $13.1 million and $12.4 million for 2004 and 2003, respectively.

(6)          Income tax expense in 2004 was reduced by $2.6 million ($0.11 per share) for a reduction of an estimated tax liability for prior years as a result of result of California legislation in the third quarter.

(7)          Our share of Advent Capital (Holdings) PLC’s (“Advent Capital”) net income was reduced by $4.7 million after tax ($0.19 per share) in 2004 and by $0.9 million after tax ($0.04 per share) in 2003 for our share of Advent Capital’s catastrophe losses.

(8)          In 2002, we sold our home-building business and related real estate assets.  In 2004 and 2003, we recorded a gain of $2.0 million before tax ($1.3 million after tax) and $1.8 million before tax ($1.2 million after tax), respectively, from additional sales proceeds under the earn-out provision of the sale.

	Years Ended Dec. 31,
(In thousands)	2004		2003
PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$748,440	66.8%	$555,349	61.7%
Outside California	330,513	29.6%	293,486	32.6%
Total Workers’ Compensation	1,078,953	96.4%	848,835	94.3%
Reinsurance	40,700	3.6%	51,158	5.7%
	1,119,653	100.0%	899,993	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	654,505	66.4%	480,821	61.2%
Outside California	290,124	29.5%	253,331	32.3%
Total Workers’ Compensation (2)	944,629	95.9%	734,152	93.5%
Reinsurance	40,377	4.1%	51,176	6.5%
	985,006	100.0%	785,328	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	621,284	65.8%	458,312	59.2%
Outside California	280,763	29.7%	254,484	32.9%
Total Workers’ Compensation (2)	902,047	95.5%	712,796	92.1%
Reinsurance	42,378	4.5%	61,003	7.9%
	944,425	100.0%	773,799	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation Segment (1)	104,098	88.5%	29,260	95.9%
Reinsurance Segment (1) (3)	(11,956)	128.2%	9,562	84.3%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expense		64.6%		69.9%
Underwriting and Other Operating Expense		23.9%		26.0%
Combined Ratio		88.5%		95.9%

Reinsurance (3):
Loss and Loss Adjustment Expense		107.6%		65.5%
Underwriting and Other Operating Expense		20.6%		18.8%
Combined Ratio		128.2%		84.3%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Premiums in 2004 and 2003 are net of $89.0 million and $80.9 million, respectively, of ceded premiums written and $98.7 million and $78.5 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement.

(3)          2004 includes net catastrophe losses of $21.1 million before tax comprised of $26.8 million for the Florida hurricanes, offset by a $5.7 million reduction of previously established loss reserves for the 2001 World Trade Center loss.

	Three Months Ended Dec. 31,
(In thousands)	2004	2003

REVENUES:

Net Premiums Earned (1)	$248,079	$214,226
Net Investment Income (2)	18,051	14,195
Realized Gains on Investments	26,217	4,798
Total Revenues	$292,347	$233,219
RESULTS OF OPERATIONS BY SEGMENT (3):

Net Investment Income (2)	$18,051	$14,195
Realized Gains on Investments	26,217	4,798
Income from Investments Segment	44,268	18,993
Workers’ Compensation Segment	32,656	12,874
Reinsurance Segment (4)	(672)	2,628
Parent Segment (5)	(4,951)	(4,750)
Income from Continuing Operations before Tax and Equity in (Losses) Earnings of Investee	71,301	29,745
Income Tax Expense	24,982	10,470
Income from Continuing Operations after Tax and before Equity in (Losses) Earnings of Investee	46,319	19,275
Equity in (Losses) Earnings of Investee after Tax (6)	(2,619)	371
Income from Continuing Operations after Tax	43,700	19,646
Gain on Sale of Discontinued Real Estate Segment after Tax (7)		1,154
NET INCOME	$43,700	$20,800

(1)          Net premiums earned in the quarters ended December 31, 2004 and 2003 are net of $25.9 million and $22.1 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement.

(2)          2004 includes $2.7 million before tax ($1.8 million after tax, or $0.07 per share) of contingent interest income on a mortgage loan.

(3)          See Supplemental Financial Information for a description of segment results.

(4)          2004 includes catastrophe losses of $2.6 million before tax ($1.7 million after tax, or $0.07 per share) in the fourth quarter.

(5)          Includes interest expense before tax of $3.3 million and $3.5 million for the fourth quarters of 2004 and 2003, respectively.

(6)          Our share of Advent Capital’s net income in the fourth quarter of 2004 was reduced by $4.7 million after tax ($0.19 per share) and by $0.9 million after tax ($0.04 per share) in the fourth quarter of 2003 for our share of Advent Capital’s catastrophe losses.

(7)          In 2002, we sold our home-building business and related real estate assets.  We recorded a gain of $1.8 million before tax ($1.2 million after tax) in the fourth quarter of 2003 from additional sales proceeds under the earn-out provision of the sale.

	Three Months Ended Dec. 31,
(In thousands)	2004		2003

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written (1):
Workers’ Compensation:
California	$178,630	68.5%	$156,272	67.5%
Outside California	79,814	30.6%	70,243	30.4%
Total Workers’ Compensation	258,444	99.1%	226,515	97.9%
Reinsurance	2,308	0.9%	4,846	2.1%
	260,752	100.0%	231,361	100.0%
Net Premiums Written (1):
Workers’ Compensation:
California	162,488	68.4%	134,751	67.3%
Outside California	72,829	30.7%	60,499	30.3%
Total Workers’ Compensation (2)	235,317	99.1%	195,250	97.6%
Reinsurance	2,188	0.9%	4,834	2.4%
	237,505	100.0%	200,084	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	165,112	66.6%	135,698	63.3%
Outside California	74,775	30.1%	65,009	30.4%
Total Workers’ Compensation (2)	239,887	96.7%	200,707	93.7%
Reinsurance	8,192	3.3%	13,519	6.3%
	248,079	100.0%	214,226	100.0%

Income (Loss) before Tax/Combined Ratio of:
Workers’ Compensation Segment (1)	32,656	86.4%	12,874	93.6%
Reinsurance Segment (1) (3)	(672)	108.2%	2,628	80.6%

COMBINED LOSS AND EXPENSE RATIOS:
Workers’ Compensation:
Loss and Loss Adjustment Expense		61.5%		67.9%
Underwriting and Other Operating Expense		24.9%		25.7%
Combined Ratio		86.4%		93.6%

Reinsurance (3):
Loss and Loss Adjustment Expense		106.4%		60.3%
Underwriting and Other Operating Expense		1.8%		20.3%
Combined Ratio		108.2%		80.6%

(1)          See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)          Premiums in the fourth quarter of 2004 and 2003 are net of $11.0 million and $21.5 million, respectively, of ceded premiums written and $25.9 million and $22.1 million, respectively, of ceded premiums earned in connection with a 10% ceded quota share reinsurance agreement.

(3)          The fourth quarter of 2004 includes net catastrophe losses of $2.6 million before tax comprised of an increase of $8.3 million in the previous estimate for the Florida hurricanes, offset by a $5.7 million reduction of previously established loss reserves for the 2001 World Trade Center loss.  Underwriting expenses in the fourth quarter of 2004 were reduced by lower commissions payable due to catastrophe losses.

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned.  The parent segment loss includes interest expense and the general operating expenses of Zenith National Insurance Corp.

Combined Ratios

The combined ratios, expressed as a percentage, are key measurements of profitability traditionally used in the property-casualty insurance business. The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio. The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned. The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results. Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations. These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholder in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended Dec. 31,		Years Ended Dec. 31,
(In thousands)	2004	2003	2004	2003
Workers’ Compensation:
Gross Premiums Written	$258,444	$226,515	$1,078,953	$848,835
Ceded Premiums	(23,127)	(31,265)	(134,324)	(114,683)
Net Premiums Written	235,317	195,250	944,629	734,152
Change in Unearned Premiums, Net of Reinsurance	4,570	5,457	(42,582)	(21,356)
Net Premiums Earned	$239,887	$200,707	$902,047	$712,796

Reinsurance:
Gross Premiums Written	$2,308	$4,846	$40,700	$51,158
Ceded Premiums	(120)	(12)	(323)	18
Net Premiums Written	2,188	4,834	40,377	51,176
Change in Unearned Premiums, Net of Reinsurance	6,004	8,685	2,001	9,827
Net Premiums Earned	$8,192	$13,519	$42,378	$61,003